                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant                              /X/

Filed by a Party other than the Registrant           / /

Check the appropriate box:

/X/      Preliminary Proxy Statement
/ /      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/ /      Definitive Proxy Statement

/ /      Definitive Additional Materials

/ /      Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                         ADAPTIVE BROADBAND CORPORATION
                       ----------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

/X/      No fee required.
/ /      Fee computed on table below per Exchange Act
         Rules 14a-6(i)(4) and 0-11.

1.       Title of each class of securities to which transaction
         applies:
---------------------------------------------------------------------
2.       Aggregate number of securities to which transaction applies:
---------------------------------------------------------------------
3.       Per unit price or other underlying value of transaction
         computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
---------------------------------------------------------------------
4.       Proposed maximum aggregate value of transaction:
---------------------------------------------------------------------
5.       Total fee paid:
---------------------------------------------------------------------
/ /      Fee paid previously with preliminary materials.
/ /      Check box if any part of the fee is offset as provided by
         Exchange Act Rule 0-11(a)(2) and identify the filing for
         which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the
         Form or Schedule and the date of its filing.
6.       Amount Previously Paid:
---------------------------------------------------------------------
7.       Form, Schedule or Registration Statement No.:
---------------------------------------------------------------------
8.       Filing Party:
---------------------------------------------------------------------
9.       Date Filed:
---------------------------------------------------------------------

                                     [LOGO]
                               1143 Borregas Ave.
                              Sunnyvale, CA 94089

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 13, 2000

                            ------------------------

TO THE STOCKHOLDERS OF ADAPTIVE BROADBAND CORPORATION:

    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Adaptive Broadband Corporation, a Delaware corporation (the "Company"), will be held on Monday, March 13, 2000 at 2:00 p.m. local time at the Company's headquarters at 1143 Borregas Avenue, Sunnyvale, California 94089 for the following purpose:

   TO APPROVE AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 30,000,000 TO 250,000,000 SHARES.

    The foregoing item of business is more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on February 9, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at this Special Meeting and at any adjournment or postponement thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          [FACSIMILE SIGNATURE]
                                          KENNETH J. WEES
                                          SECRETARY

Sunnyvale, California
February 18, 2000

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                         ADAPTIVE BROADBAND CORPORATION

                               1143 BORREGAS AVE.
                              SUNNYVALE, CA 94089

                            ------------------------

                                PROXY STATEMENT
                      FOR SPECIAL MEETING OF STOCKHOLDERS

                                 MARCH 13, 2000

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Adaptive Broadband Corporation, a Delaware corporation (the "Company"), for use at a Special Meeting of Stockholders to be held on Monday, March 13, 2000, at 2:00 p.m. local time (the "Special Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at the Company's headquarters at 1143 Borregas Avenue, Sunnyvale, California 94089. The Company intends to mail this proxy statement and accompanying proxy card on or about February 18, 2000, to all stockholders entitled to vote at the Special Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, Corporate Investor Communications, Inc. No additional compensation will be paid to directors, officers or other regular employees for such services, but Corporate Investor Communications, Inc. will be paid its customary fee, estimated to be about $5,000, if it renders solicitation services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on February 9, 2000 will be entitled to notice of and to vote at the Special Meeting. At the close of business on February 9, 2000 the Company had outstanding and entitled to vote [16,862,969] shares of Common Stock.

    Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's headquarters, 1143 Borregas Avenue, Sunnyvale, California 94089, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

    The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2000 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is May 30, 2000. Unless a stockholder who wishes to bring a matter before the stockholders at the Company's 2000 annual meeting of stockholders notifies the Company of such matter prior to August 13, 2000, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

                                    PROPOSAL

      APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

    The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the Company's authorized number of shares of Common Stock from 30,000,000 shares to 250,000,000 shares. The Common Stock will continue to be issued in series. The authorized number of shares of the first series of Common Stock shall increase from 29,200,000 shares to 249,200,000 shares. All other authorized shares of Common Stock will continue to be designated, as a group, "Series A Junior Common Stock" and will continue to consist in the aggregate of 800,000 shares. There are no outstanding shares of Series A Junior Common Stock and the proposed amendment does not increase the authorized number of shares that are designated as Series A Junior Common Stock.

    The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon the filing of a Certificate of Amendment of the Company's Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A with the Secretary of State of the State of Delaware.

    In addition to the [16,862,969] shares of Common Stock outstanding at February 9, 2000, the Board has reserved an aggregate of 1,064,961 shares for issuance upon exercise of options and rights granted under the Company's stock option and stock purchase plans. The Board also has reserved, in connection with the Company's Common Share Purchase Rights Plan adopted in July 1999, such number of shares of Common Stock as shall be equal to that number of shares of Common Stock outstanding on the date the rights under such plan become exercisable.

    There are no outstanding shares of Preferred Stock. The Board of Directors is currently authorized, without the vote of the stockholders, to provide for the issuance of up to 5,000,000 shares of Preferred Stock in one or more series and, with respect to each series, to establish the number of shares, to fix the rights, preferences and privileges of the shares within each series, to determine the limitations on the shares within each series and to increase or generally decrease the number of shares of each series.

    The Board desires to have such shares of Common Stock available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares of Common Stock may be used without further stockholder approval for various purposes including, without limitation, declaring a stock dividend, raising additional capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the Company's business or product lines through the acquisition of other businesses or products.

    The Board is considering using the additional shares of Common Stock to declare a stock dividend to be issued on all outstanding shares of the Company's Common Stock. The objective of the stock dividend would be to proportionately lower the market price of the Company's Common Stock. Such lower price would be expected to increase the liquidity and broaden the marketability of the Company's Common Stock. In addition, a stock dividend would enable the Company to provide its employees and consultants with more attractive equity-based incentive packages and therefore would allow the Company to more easily attract and retain qualified employees and consultants. The Board has not made a final determination as to effecting a stock dividend and may decide, in the best interests of the Company and due to market conditions or otherwise, not to effect such a dividend. Therefore, no assurances can be given that the Board will determine to effect any stock dividend even if this Proposal is adopted.

    The additional shares of Common Stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

    The affirmative vote of the holders of a majority of the shares of Common Stock will be required to approve this amendment to the Company's Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

                       THE BOARD OF DIRECTORS RECOMMENDS
                           A VOTE "FOR" THE PROPOSAL.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Company's Common Stock as of January 31, 2000 by: (i) all those known by the Company to be beneficial owners of more than five percent of its Common Stock; (ii) each director; (iii) each executive officer named in the Summary Compensation Table set forth in the Company's proxy for its most recent annual meeting; and (iv) all current executive officers and directors of the Company as a group. Unless otherwise noted, the address for the individuals listed below is: c/o Adaptive Broadband Corporation, 1143 Borregas Avenue, Sunnyvale, California 94089.

                                                               BENEFICIAL OWNERSHIP (1)
                                                              --------------------------
                                                              NUMBER OF       PERCENT OF
BENEFICIAL OWNER                                                SHARES          TOTAL
----------------                                              ----------      ----------
Citigroup Inc.(2)...........................................  1,864,561          11.1%
  153 East 53rd Street
  New York, NY 10043
Frederick D. Lawrence(3)....................................    482,923           2.8%
William B. Marx, Jr.(4).....................................     29,000             *
Terry W. Ward(5)............................................    565,247           3.4%
Frederick W. Whitridge, Jr.(6)..............................     44,000             *
George A. Joulwan(7)........................................     20,000             *
Leslie G. Denend(8).........................................     16,000             *
Donna S. Birks(9)...........................................    217,846           1.3%
Daniel L. Scharre(10).......................................    124,093             *
Kenneth J. Wees(11).........................................     48,566             *
Donald V. Anderson, Jr.(12).................................      2,912             *
George G. Arena(13).........................................    141,853             *
All executive officers and directors as a group
  (9 persons)(14)...........................................  1,547,675           8.7%

------------------------

 *  Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that all of the stockholders named in the table have sole voting power and dispositive power with respect to all shares of stock shown as beneficially owned by them. Applicable percentages are based on 16,862,969 number of shares outstanding on January 31, 2000. In computing the number of shares indicated as beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are exercisable within 60 days are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage of ownership of any other person.

(2) Beneficially owned indirectly by subsidiaries of Citigroup Inc. Citigroup Inc. and its subsidiaries reported shared voting and dispositive power with respect to all of such shares.

(3) Includes 450,000 shares of Common Stock which Mr. Lawrence has an option to acquire.

(4) Includes 26,000 shares of Common Stock which Mr. Marx has an option to acquire.

(5) Includes 28,000 shares of Common Stock which Mr. Ward has an option to acquire. Also includes 514,935 shares owned by W.S. Farish & Company.
    Mr. Ward serves as a director and the Vice President and Chief Financial Officer of W.S. Farish & Company and may be deemed to share voting and dispositive power with respect to the shares owned by W.S. Farish & Company. He disclaims beneficial ownership of all shares held by W.S. Farish & Company except to the extent of his pecuniary interest therein.

(6) Includes 28,000 shares of Common Stock which Mr. Whitridge has an option to acquire.

(7) Includes 18,000 shares of Common Stock which Mr. Joulwan has an option to acquire.

(8) Includes 16,000 shares of Common Stock which Mr. Denend has an option to acquire.

(9) Of these shares, 7,100 are held by Ms. Birks and her husband as trustees of a revocable family trust. Includes 209,000 shares of Common Stock which Ms. Birks has an option to acquire.

(10) Includes 120,000 shares of Common Stock which Dr. Scharre has an option to acquire.

(11) Includes 41,000 shares of Common Stock which Mr. Wees has an option to acquire.

(12) Mr. Anderson's employment with the Company terminated in June 1999.

(13) Includes 131,822 shares of Common Stock which Mr. Arena has an option to acquire. Mr. Arena ceased serving as an officer of the Company in January 2000.

(14) Includes 936,000 shares of Common Stock which all current directors and executive officers as a group have options to acquire. Also includes the 514,935 shares described in Note 5 and owned by a company of which Mr. Ward serves as a director and officer. Mr. Ward disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Specific due dates for these reports have been established and the Company is required to disclose in this proxy statement any failure to file by such dates of which it becomes aware during the fiscal year. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 1999, its officers, directors and greater than ten percent beneficial owners filed on a timely basis all such reports required to be filed.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          [FACSIMILE SIGNATURE]

                                          KENNETH J. WEES
                                          SECRETARY

Sunnyvale, California
February 18, 200

                                   EXHIBIT A
                                    --------

                          CERTIFICATE OF AMENDMENT TO
              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                         ADAPTIVE BROADBAND CORPORATION

    Adaptive Broadband Corporation, a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Company"), does hereby certify:

FIRST:      The name of the Company is Adaptive Broadband Corporation.

SECOND:    The original certificate of incorporation of this Company was filed with the Secretary of State of the State of Delaware on December 15, 1998 under the name of California Microwave, Inc.

THIRD:      The Board of Directors of the Company, acting in accordance with the provisions of Sections 141 and 242 of the Delaware General Corporation Law, adopted resolutions amending the Company's Amended and Restated Certificate of Incorporation as follows:

    The first and second paragraphs of Article V shall be amended and restated to read in their entirety as follows:

        "This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Two Hundred Fifty-Five Million (255,000,000) shares. Two Hundred Fifty Million (250,000,000) shares shall be Common Stock, each having a par value of $.10. Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of $.10.

        The Common Stock shall be issued in series. The first series of Common Stock shall consist of Two Hundred Forty-Nine Million Two Hundred Thousand (249,200,000) shares. All other shares of Common Stock shall be designated, as a group, "Series A Junior Common Stock" and shall consist in the aggregate of Eight Hundred Thousand (800,000) shares."

FOURTH:    Thereafter, pursuant to a resolution of the Board of Directors, this
Certificate of Amendment was submitted to the stockholders of the Company for their approval, and was duly adopted in accordance with the provisions of
Section 242 of the Delaware Corporation Law.

    IN WITNESS WHEREOF, the undersigned has signed this Certificate of Amendment
this     day of March 2000, and hereby affirms and acknowledges under penalty of perjury that the filing of this Certificate of Amendment is the act and deed of Adaptive Broadband Corporation.

                                          ADAPTIVE BROADBAND CORPORATION
                                          By:
                                             Kenneth J. Wees
                                             SECRETARY

                         ADAPTIVE BROADBAND CORPORATION
        PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR A SPECIAL MEETING
                                OF STOCKHOLDERS
                          TO BE HELD ON MARCH 13, 2000

    The undersigned hereby appoints Frederick D. Lawrence and Kenneth J. Wees, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Adaptive Broadband Corporation which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Adaptive Broadband Corporation to be held at the Company's headquarters at 1143 Borregas Avenue, Sunnyvale, California 94089 on Monday, March 13, 2000 at 2:00 p.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

    UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

----------------------------------------------------------  DETACH
HERE  ----------------------------------------------------------

MANAGEMENT RECOMMENDS A VOTE FOR THE PROPOSAL.

PROPOSAL: To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 30,000,000 to 250,000,000 shares.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

Dated ------------                             --------------------------------------------
                                               --------------------------------------------
                                               SIGNATURE(S)
                                               PLEASE SIGN EXACTLY AS YOUR NAME APPEARS
                                               HEREON. IF THE STOCK IS REGISTERED IN THE
                                               NAMES OF TWO OR MORE PERSONS, EACH SHOULD
                                               SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES,
                                               GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD
                                               THEIR TITLES. IF SIGNER IS A CORPORATION,
                                               PLEASE GIVE FULL CORPORATE NAME AND HAVE A
                                               DULY AUTHORIZED OFFICER SIGN, STATING TITLE.
                                               IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN
                                               PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.